UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2009

SED International Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Georgia	0-16345	22-2715444

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4916 North Royal Atlanta Drive, Tucker, Georgia	30084

(Address Of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (770) 491-8962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On December 9, 2009, Jonathan Elster, President and COO of SED International Holdings, Inc. (the “Company”), was appointed Chief Executive Officer to succeed Jean A. Diamond, who had retired. Ms. Diamond remains with the Company as a director. A copy of the press release announcing Ms. Diamond’s retirement is attached as Exhibit 99.1 to this report.

          Jonathan Elster, age 37, has been with the Company for the last 14 years and has served as our President and Chief Operating Officer since June 2, 2009. Mr. Elster began his career with the Company as a sales representative in 1995. He has served as a Sales Manager from 1997 to 1999 and as Vice President-Sales from 1999 to 2000. In 2000, Mr. Elster was promoted to Senior Vice-President of Sales and Marketing and in 2004, Executive Vice President. He had been responsible for sales and marketing operations of the Company. Jonathan Elster is Jean Diamond’s son-in-law. Mr. Elster has not had any direct or indirect interest in any transactions with the Company that requires disclosure under Item 404(a) of Regulation S-K.

          In connection with her retirement, Ms. Diamond entered into a Settlement Agreement and Amendment to Employment Agreement with the Company (the “Settlement Agreement”) pursuant to which the Company agreed to: (i) provide her with continued use of her office and part-time use of its administrative staff and (ii) pay her, on June 21, 2010, $1.6 million as called for by her pre-existing employment agreement and Ms. Diamond agreed to: (i) provide assistance and consult with the new CEO until June 21, 2010 as requested by Company; (ii) amend her employment agreement to put into effect the changes necessitated by the Settlement Agreement and (iii) continue the terms and provisions of her employment agreement not changed by the Settlement Agreement including, the covenants not to compete, solicit customers or employees, or disclose confidential or proprietary information.

          The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

     (d) Exhibits

Exhibit No.	Description
10.1	Settlement Agreement and Amendment to Employment Agreement dated as of December 9, 2009.

99.1	Press release dated December 14, 2009.

* * * * * *

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

Dated: December 14, 2009	By:	/s/ Jonathan Elster

Jonathan Elster,
Chief Executive Officer